                             FLOW OF FUNDS AGREEMENT

                                     Amongst

               NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL
                                    DIVISION)

         ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED

                       HARMONY GOLD MINING COMPANY LIMITED

                                       and

                      THE ARM BROAD-BASED EMPOWERMENT TRUST

    AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN
                        REPRESENTED BY ITS TRUSTEES BEING

                                 NEDBANK LIMITED
            (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART)

                       HARMONY GOLD MINING COMPANY LIMITED
                        (REPRESENTED BY NOMFUNDO QANGULE)

                                  FRANK ABBOTT

                                       and

                   DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED
                      (REPRESENTED BY LIONEL CHARLES SHAWE)

                                                                  DENEYS | REITZ
                                                                       ATTORNEYS

                              NOTARIAL CERTIFICATE

I, THE UNDERSIGNED,

                                MARK ROBERT KYLE

OF SANDTON IN THE GAUTENG PROVINCE OF THE REPUBLIC OF SOUTH AFRICA, NOTARY PUBLIC BY LAWFUL AUTHORITY DULY ADMITTED AND SWORN, DO HEREBY CERTIFY AND ATTEST UNTO ALL WHOM IT MAY CONCERN THAT I HAVE THIS DAY COLLATED AND COMPARED WITH THE ORIGINAL THEREOF, THE COPY HERETO ANNEXED MARKED "A", BEING:

"A" FLOW OF FUNDS AGREEMENT AMONGST NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION), ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED AND HARMONY GOLD MINING COMPANY LIMITED AND THE ARM BROAD-BASED EMPOWERMENT TRUST AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN REPRESENTED BY ITS TRUSTEES BEING NEDBANK LIMITED (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART), HARMONY GOLD MINING COMPANY LIMITED (REPRESENTED BY NOMFUNDO QANGULE), FRANK ABBOTT AND DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED (REPRESENTED BY LIONEL CHARLES SHAWE), DATED 15 APRIL 2005

AND I, THE SAID NOTARY, DO FURTHER CERTIFY AND ATTEST THAT THE SAME IS A TRUE AND FAITHFUL COPY OF THE SAID ORIGINAL AND AGREES THEREWITH IN EVERY RESPECT. AN ACT WHEREOF BEING REQUIRED, I HAVE GRANTED THESE PRESENTS UNDER MY NOTARIAL FORM AND SEAL, TO SERVE AND AVAIL AS OCCASION SHALL OR MAY REQUIRE.

THUS DONE AND SIGNED AT SANDTON AFORESAID ON THIS THE 26TH DAY OF APRIL IN THE YEAR TWO THOUSAND AND FOUR.

                                                                   NOTARY PUBLIC

DENEYS REITZ ATTORNEYS
SANDTON

                             FLOW OF FUNDS AGREEMENT

                                     Amongst

          NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION)

         ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED

                       HARMONY GOLD MINING COMPANY LIMITED

                                       and

                      THE ARM BROAD-BASED EMPOWERMENT TRUST

     AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 AND HEREIN
                        REPRESENTED BY ITS TRUSTEES BEING

                                 NEDBANK LIMITED
            (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD STEWART)

                       HARMONY GOLD MINING COMPANY LIMITED
                        (REPRESENTED BY NOMFUNDO QANGULE)

                                  FRANK ABBOTT

                                       and

                   DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED
                      (REPRESENTED BY LIONEL CHARLES SHAWE)

                                                                  DENEYS | REITZ
                                                                       ATTORNEYS

                                TABLE OF CONTENTS

1. PARTIES ................................................................    1
2. DEFINITIONS AND INTERPRETATION .........................................    2
3. RECORDAL ...............................................................    8
4. FLOW OF FUNDS ..........................................................    9
5. IRREVOCABLE UNDERTAKINGS ...............................................   11
6. SAVINGS ................................................................   11
7. BREACH .................................................................   12
8. CONFIDENTIALITY ........................................................   12
9. NOTICES AND DOMICILIA ..................................................   14
10. GOVERNING LAW .........................................................   16
11. JURISDICTION ..........................................................   16
12. SEVERABILITY ..........................................................   16
13. GENERAL ...............................................................   17
14. COSTS .................................................................   18
SCHEDULE 1 : DENEYS REITZ TRUST ACCOUNT ...................................   22

                             FLOW OF FUNDS AGREEMENT

1.   PARTIES

1.1  The Parties to this Agreement are:

1.1.1 NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION);

1.1.2 ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED;

1.1.3 HARMONY GOLD MINING COMPANY LIMITED; and

1.1.4 THE ARM BROAD-BASED EMPOWERMENT TRUST AN ORAL TRUST ESTABLISHED BY ORAL AGREEMENT ON 15 APRIL 2005 HEREIN REPRESENTED BY ITS TRUSTEES BEING:

1.1.4.1 NEDBANK LIMITED (REPRESENTED BY ANTON TALJAARD AND CLIVE DONALD
     STEWART);

1.1.4.2 HARMONY GOLD MINING COMPANY LIMITED (REPRESENTED BY NOMFUNDO QANGULE);

1.1.4.3 FRANK ABBOTT; and

1.1.4.4 DENEYS REITZ TRUSTEES (PROPRIETARY) LIMITED (REPRESENTED BY LIONEL CHARLES SHAWE).

1.2  The Parties agree as set out below.

                                                                         Page 2.


2.   DEFINITIONS AND INTERPRETATION

2.1 The headings to the clauses of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof.

2.2 Unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

2.2.1 "ADVANCE DATE" means the "Advance Date" as defined in the First Loan Agreement;

2.2.2 "AGREEMENT" means this Flow of Funds Agreement;

2.2.3 "AHJIC" means ARMGold Harmony Joint Investment Company (Proprietary) Limited (Registration No. 2002/032163/07), a private company duly incorporated according to the company laws of South Africa;

2.2.4 "ARM" means African Rainbow Minerals Limited (Registration No. 1933/004580/06), a public company duly incorporated according to the company laws of South Africa;

2.2.5 "ARM SHARES PURCHASE PRICE" means the purchase price payable by the Trust to AHJIC for the purchase of the ARM Shares pursuant to the Sale of Shares Agreement, being an amount of R829 827 460 (Eight Hundred and Twenty-nine Million Eight Hundred and Twenty-seven Thousand Four Hundred and Sixty
     Rand);

2.2.6 "BUSINESS DAY" means any day other than a Saturday, Sunday or an official public holiday in South Africa in accordance with the Public Holidays Act, 1994;

                                                                         Page 3.


2.2.7 "DENEYS REITZ" means Deneys Reitz Inc. (Registration No. 1984/003385/21);

2.2.8 "DENEYS REITZ TRUST ACCOUNT" means the trust bank account of Deneys Reitz details of which are listed in Schedule 1 hereto;

2.2.9 "DENEYS REITZ TRUSTEES" means Deneys Reitz Trustees (Proprietary) Limited (Registration No. 1993/003017/07), a private company duly incorporated according to the company laws of South Africa;

2.2.10 "FIRST LOAN AGREEMENT" means the written agreement entitled "First Loan Agreement'" concluded or to be concluded between Nedbank and the Trust on or about the Signature Date;

2.2.11 "FIRST LOAN AMOUNT" means the principal amount of R480 400 000 (Four Hundred and Eighty Million Four Hundred Thousand Rand), to be lent and advanced by Nedbank to the Trust pursuant to the First Loan Agreement, which principal amount includes the funds required by the Trust to pay the Trust Transaction Cost Portion;

2.2.12 "HARMONY" means Harmony Gold Mining Company Limited (Registration No. 1950/038232/06), a public company duly incorporated according to the company laws of South Africa;

2.2.13 "HARMONY LOAN AGREEMENT" means the written agreement entitled "Loan Agreement" concluded between Nedbank and Harmony on 24 December 2004;

2.2.14 "HARMONY LOAN OUTSTANDINGS" means the aggregate of all amounts of principal, accrued and unpaid interest and all and any other amounts due and payable by Harmony to Nedbank under the Harmony Loan Agreement which:

                                                                         Page 4.


2.2.14.1 as at 15 April 2005 is an amount equal to R401 555 591,23 (Four Hundred and One Million Five Hundred and Fifty-five Thousand and Ninety-one Rand and Twenty-three cents); and

2.2.14.2 as at 18 April 2005 will be an amount equal to R401 866 709,48 (Four Hundred and One Million Eight Hundred and Sixty-six Thousand Seven Hundred and Nine Rand and Forty-eight cents);

2.2.15 "HARMONY TRANSACTION COSTS PORTION" means 50% (fifty percent) of the Transaction Costs, payable by Harmony, in the amount of R6 269 108 (Six Million Two Hundred and Sixty-nine Thousand One Hundred and Eight Rand);

2.2.16 "HARMONY UNDERTAKING" means the written agreement entitled "Harmony Undertaking" concluded or to be concluded amongst Harmony, Nedbank and AHJIC on or about the Signature Date;

2.2.17 "NEDBANK" means Nedbank Limited (Registration No. 1951/000009/06) (acting through its Nedbank Capital division), a registered bank and public company duly incorporated according to the banking and company laws of South Africa;

2.2.18 "PARTIES" means Nedbank, AHJIC, the Trust and Harmony and "PARTY" shall, as the context requires, mean any one of them;

2.2.19 "SALE OF SHARES AGREEMENT" means the written agreement entitled "Sale of Shares Agreement" concluded or to be concluded between Harmony, AHJIC and the Borrower on or about the Signature Date;

2.2.20 "SECOND LOAN AGREEMENT" means the written agreement entitled "Second Loan Agreement" concluded or to be concluded between Nedbank and the Trust on or about the Signature Date;

                                                                         Page 5.


2.2.21 "SECOND LOAN AMOUNT" means the principal amount of R356 149 124 (Three Hundred and Fifty-six Million One Hundred and Forty-nine Thousand One Hundred and Twenty-four Rand), to be lent and advanced by Nedbank to the Trust pursuant to the Second Loan Agreement;

2.2.22 "SIGNATURE DATE" means the date of the signature of the Party last signing this Agreement in time;

2.2.23 "TRANSACTION COSTS" means all costs, expenses and fees of and related to the transactions contemplated in the Transaction Documents, including but not limited to, arranging fees and uncertified securities tax, being an amount of R12 538 216 (Twelve Million Five Hundred and Thirty-eight Thousand Two Hundred and Sixteen Rand), payable by:

2.2.23.1 Harmony, in the case of the Harmony Transaction Cost Portion; and

2.2.23.2 the Trust, in the case of the Trust Transaction Cost Portion;

2.2.24 "TRANSACTION DOCUMENTS" means the "Transaction Documents" as defined in the Sale of Shares Agreement;

2.2.25 "TRUST" means the trustees for the time being of an oral trust established by oral agreement between Frank Abbott (as founder) and Nedbank, Harmony, Frank Abbott and Deneys Reitz Trustees (each as trustees) on 15 April 2005 known as the "ARM Broad-Based Empowerment Trust";

2.2.26 "TRUST TRANSACTION COSTS PORTION" means 50% (fifty percent) of the Transaction Costs, payable by the Trust, in an amount of R6 269 108 (Six Million Seven Hundred and Sixty-nine Thousand One Hundred and Eight Rand) plus an additional amount of R452 556 (Four Hundred and Fifty-two Thousand Five Hundred and Fifty-six Rand).

2.3  Any reference in this Agreement to:

                                                                         Page 6.


2.3.1 a "clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

2.3.2 "law" shall be construed as any law (including common or customary law) or statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

2.3.3 a "person" shall be construed as a reference to any person, firm, company, trust, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing; and

2.3.4 a "schedule" shall, subject to any contrary indication, be construed as a reference to a schedule hereof.

2.4 Unless inconsistent with the context or save where the contrary is expressly indicated:

2.4.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.4.2 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.4.3 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the next succeeding Business Day;

                                                                         Page 7.


2.4.4 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the next succeeding Business Day;

2.4.5 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.4.6 any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

2.4.7 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement.

2.5  Unless inconsistent with the context, an expression which denotes:

2.5.1 any one gender includes the other genders;

2.5.2 a natural person includes an artificial person and vice versa; and

2.5.3 the singular includes the plural and vice versa.

2.6 The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules. To the extent that there is any conflict between the schedules to this Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

2.7 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the

                                                                         Page 8.


     same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.8 The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

2.9 The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.10 This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party's estate, heirs, executors, administrators, trustees, successors-in-title, permitted assigns or liquidators, as the case may be.

2.11 The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.12 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

3.   RECORDAL

3.1 In terms of the Transaction Documents, the Parties are required, in various capacities, to advance and transfer funds on certain dates.

                                                                         Page 9.


3.2 The Parties wish to regulate the flow of funds on the relevant dates and this Agreement sets out the manner and the order in which the funds will flow.

4.   FLOW OF FUNDS

4.1 Subject to the fulfilment or waiver of the suspensive conditions in the applicable Transaction Documents, on the Advance Date:

4.1.1 Nedbank shall advance the First Loan Amount to the Trust;

4.1.2 Nedbank shall advance the Second Loan Amount to the Trust;

4.1.3 the Trust shall pay the ARM Shares Purchase Price to AHJIC;

4.1.4 AHJIC shall pay to Harmony, in part repayment of Harmony's shareholder loan account, an amount equal to the ARM Share Purchase Price;

4.1.5 Harmony shall pay the Harmony Loan Outstandings to Nedbank; and

4.1.6 Harmony shall pay the Harmony Transaction Costs Portion into the Deneys Reitz Trust Account.

4.2 The provisions of clause 4.1 serve to record the respective Parties' payment obligations under the Transaction Documents to which they are a party. Notwithstanding the provisions of the relevant Transaction Documents, the Parties hereby agree that the flow of funds referred to in clauses 4.1.1, 4.1.2, 4.1.3, 4.1.4 and 4.1.5 shall practically be effected in the following manner:

4.2.1 Nedbank shall, on the Advance Date, advance the aggregate of the First Loan Amount and the Second Loan Amount, less an amount equal to the Trust Transaction Costs Portion, directly to Harmony into the following bank account:

                                                                        Page 10.


     Account Name : Harmony Gold Mining Company Limited - Treasury Account;

     Bank : ABSA Bank Limited;

     Account No. : 40 4873 7227;

     Branch : Virginia;

     Branch Code : 334635.

4.2.2 The portion of the First Loan Amount required by the Trust to fund the Trust Transaction Costs Portion shall be advanced by Nedbank directly into the Deneys Reitz Trust Account on the Advance Date.

4.2.3 Immediately upon receipt of the First Loan Amount and the Second Loan Amount, less an amount equal to the Trust Transaction Costs Portion in accordance with clause 4.2.1, Harmony shall repay the Harmony Loan Outstandings to Nedbank by payment into the following bank account:

4.2.3.1 Bank : Nedbank Limited;

4.2.3.2 Account Name : Nedbank Capital - Project Administration;

4.2.3.3 Branch : 100 Main Street;

4.2.3.4 Branch Code : 19-79-05;

4.2.3.5 Account Number : 1979 373 078.

4.2.4 Accordingly, the Trust acknowledges that the advance of the First Loan Amount and Second Loan Amount in accordance with the provisions of clause
     4.1 and this clause 4.2 shall constitute a valid and proper discharge by

                                                                        Page 11.


     Nedbank of its obligation to lend and advance the First Loan Amount and Second Loan Amount to the Trust in terms of the First Loan Agreement and Second Loan Agreement respectively.

4.2.5 Similarly AHJIC acknowledges and agrees that the payments referred to in this clause 4.2 have been made by and on its behalf and that it has accordingly received the benefit of the ARM Shares Purchase Price.

4.3 Nedbank has instructed Deneys Reitz to hold the Harmony Transaction Costs Portion and the Trust Transaction Costs Portion in trust in an interest bearing account for the benefit of the Trust until such time as Nedbank instructs Deneys Reitz to pay out such amounts to such persons as instructed. The signature of this Agreement shall constitute the authority contemplated in terms of Section 78(2A) of the Attorneys Act, 1979.

5.   IRREVOCABLE UNDERTAKINGS

5.1 The provisions of clause 4 constitute irrevocable payment instructions by the relevant Parties to effect the flow of funds as set out in clause 4.

5.2 The instruction by the Parties in respect of the flow of funds set out in this Agreement are irrevocable and shall not be capable of being terminated by any Party.

5.3 On completion of the flow of funds described in clause 4, the Parties hereby agree that the disbursements, payments and repayments contemplated in the underlying obligations in respect of such flow of funds will have been made and the obligations of each of the relevant Parties with respect to such disbursements, payment and repayments will have been fulfilled and discharged.

6.   SAVINGS

6.1 Save to the extent expressly set out in this Agreement the terms of the Transanction Documents shall remain unaltered and of full force and effect.

                                                                        Page 12.


6.2 In the event of any conflict between the provisions of this Agreement and the provisions of the Transaction Documents, the provisions of this Agreement shall prevail.

7.   BREACH

     If any Party commits a breach or fails in the observance of any of the terms and conditions hereof and fails to remedy such default or breach within 10 (ten) Business Days of delivery of written notice requiring it so to do, then the non-defaulting Party shall be entitled to cancel this Agreement against the defaulting Party or to claim immediate payment and/or performance by the defaulting Party of all of the defaulting Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the non-defaulting Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the non-defaulting Party may have at law; provided always that, notwithstanding anything to the contrary contained in this Agreement, the non-defaulting Party shall not be entitled to cancel this Agreement for any breach by the defaulting Party unless such breach is a material breach going to the root of this Agreement and is incapable of being remedied by a payment in money, or if it is capable of being remedied by a payment in money, the defaulting Party fails to pay the amount concerned within 10 (ten) Business Days after such amount has been determined.

8.   CONFIDENTIALITY

8.1 None of the Parties shall issue any press release or any other public document or make any public statement, in each case relating to or connected with or arising out of the agreement or the matters contained therein (save for any such release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange) without obtaining the prior approval of the other Parties to the contents therof and the manner of its presentation and publication; provided that such approval shall not be unreasonably withheld or delayed.

                                                                        Page 13.


8.2 In the case of a release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange, the Party liable so to give, make or publish the same shall give to the other Parties as much advance warning thereof as is reasonable in the circumstances together with drafts or a copy thereof as soon as it is at liberty so to do.

8.3 Every Party shall at all times keep confidential (and ensure that its employees and agents shall keep confidential) any information which it has acquired or may acquire in relation to any of the other Parties or to any matter arising from or in connection with this Agreement, save for any information:

8.3.1 which is publicly available or becomes publicly available through no act or default of the first mentioned Party; or

8.3.2 which was in the possession of that Party prior to its disclosure otherwise than as a result of any breach by a Party of any obligation of confidentiality owed to the other Parties whether pursuant to this Agreement or otherwise; or

8.3.3 which is disclosed to that Party by a third party which did not acquire the information under an obligation of confidentiality; or

8.3.4 which is independently acquired by that Party as a result of work carried out by a person to whom no disclosure of such information has been made,

     and shall not use or disclose such information except;

8.3.5 with the consent of the other Parties; or

8.3.6 in accordance with an order of court of competent jurisdiction; or

8.3.7 in order to comply with any law or governmental regulations by which the Party concerned is bound; or

                                                                        Page 14.


8.3.8 where necessary for the purpose of enforcing its rights under this Agreement.

8.4 The provisions of this clause 7 shall survive any termination of this Agreement.

9.   NOTICES AND DOMICILIA

9.1  NOTICES

9.1.1 Each Party chooses the address set out opposite its name below as its address to which any written notice in connection with this Agreement may be addressed.

9.1.1.1 AHJIC:

                   Block 27
                   Randfontein Office Park
                   Corner Main Reef Road and Ward
                   Avenue
                   RANDFONTEIN

     Telefax No. : (011)411 2398
     Attention   : The Company Secretary

9.1.1.2 HARMONY:

                   Block 27
                   Randfontein Office Park
                   Corner Main Reef Road and Ward
                   Avenue
                   RANDFONTEIN

     Telefax No. : (011)411 2398
     Attention   : The Company Secretary

9.1.1.3 NEDBANK:

                   4th Floor, F Block
                   135 Rivonia Road
                   Sandown
                   SANDTON

                                                                        Page 15.


     Telefax No. : (011) 294 8421
     Attention   : Head of Specialised Finance

9.1.1.4 TRUST:     c/o African Rainbow Minerals
                   Limited
                   ARM House
                   29 Impala Road
                   Chislehurston
                   SANDTON

     Telefax No. : (011)883 5609
     Attention   : The Company Secretary

9.1.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

9.1.3 Any Party may by written notice to the other Parties change its chosen address and/or telefax number for the purposes of clause 9.1.1 to any other address(es) and/or telefax number, provided that the change shall become effective on the 14th (fourteenth) day after the receipt of the notice by the addressee.

9.1.4 Any notice given in terms of this Agreement shall:

9.1.4.1 if delivered by hand be deemed to have been received by the addressee on the date of delivery;

9.1.4.2 if transmitted by facsimile be deemed to have been received by the addressee on the 1st (first) Business Day after the date of transmission,

     unless the contrary is proved.

9.1.5 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written

                                                                        Page 16.


     notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

9.2  DOMICILIA

9.2.1 Each of the Parties chooses its physical address referred to in clause
     9.1.1 above as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

9.2.2 Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the 14th (fourteenth) day after deemed receipt of the notice by the other Parties pursuant to clause 9.1.4.

10.  GOVERNING LAW

     The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

11.  JURISDICTION

     The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.

12.  SEVERABILITY

     Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In

                                                                        Page 17.


     particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

13.  GENERAL

13.1 This document constitutes the sole record of the Agreement between the Parties in regard to the subject matter thereof.

13.2 None of the Parties shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

13.3 No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

13.4 No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Parties in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

13.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and

                                                                        Page 18.


     necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

13.6 None of the Parties shall be entitled to cede or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parties, which consent may not unreasonably be withheld or delayed.

14.  COSTS

14.1 The Trust and Harmony shall bear the costs of and incidental to the negotiation, preparation and execution of this Agreement and the implementation of the transactions contemplated herein in accordance with the terms of the First Loan Agreement and this Agreement.

14.2 All legal costs incurred by any Party in consequence of any default of the provisions of this Agreement by any of the other Parties shall be payable on demand by the defaulting Party on the scale as between attorney and own client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction or enforcement of any judgment awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement.

                                                                        Page 19.


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING THROUGH ITS
                                        NEDBANK CAPITAL DIVISION)


                                        /s/ Kevin Ryder
                                        ----------------------------------------
                                        Name : Kevin Ryder
                                        Capacity: AUTHORISED SIGNATORY
                                        Who warrants his authority hereto


                                        /s/ Mark Saunders Tyler
                                        ----------------------------------------
                                        Name: Mark Saunders Tyler
                                        Capacity: AUTHORISED SIGNATORY
                                        Who warrants his authority hereto


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING COMPANY LIMITED


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Name: Nomfundo Qangule
                                        Capacity: Director
                                        Who warrants her authority hereto


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        ARMGOLD HARMONY JOINT INVESTMENT
                                        COMPANY (PROPRIETARY) LIMITED


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        Name: Frank Abbott
                                        Capacity: Director
                                        Who warrants his authority hereto

                                                                        Page 20.


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING THROUGH ITS
                                        NEDBANK CAPITAL DIVISION)(AS TRUSTEE OF
                                        THE TRUST)


                                        /s/ Bradley Maxwell
                                        ----------------------------------------
                                        Name: Bradley Maxwell for Anton Taljaard
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto


                                        /s/ Clive Stewart
                                        ----------------------------------------
                                        Name: Clive Stewart
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING COMPANY
                                        LIMITED (AS TRUSTEE OF THE TRUST)


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Name: Nomfundo Qangule
                                        Capacity: Director
                                        Who warrants her authority hereto

SIGNED at SANDTON on this the 15th day of APRIL 2005.


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        Frank Abbott (AS TRUSTEE OF THE TRUST)

                                                                        Page 21.


SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        DENEYS REITZ TRUSTEES
                                        (PROPRIETARY) LIMITED (AS TRUSTEE OF THE
                                        TRUST)


                                        /s/ Lionel Charles Shawe
                                        ----------------------------------------
                                        Name: Lionel Charles Shawe
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto

                                                                        Page 22.


                                                                      SCHEDULE 1

                           DENEYS REITZ TRUST ACCOUNT

Account Name : Deneys Reitz Inc. Trust Account
Account No   : 505 101 009 81
Bank         : First National Bank
Branch       : Wierda Valley
Branch Code  : 260 950
Reference    : NED1059